HOWARD B. WOLF, INC.
                            3809 Parry Avenue
                        Dallas,Texas 75226-1753


                            PROXY STATEMENT

                  FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD SEPTEMBER 16, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Howard B. Wolf, Inc. (the "Company"), a Texas corporation , for use at the Annual Meeting of Shareholders of the Company to be held in Dallas, Texas on September 16, 1997 and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's Annual Report for the year ended May 31, 1997, which contains the Company's financial statements, is enclosed with this Proxy Statement and the accompanying Proxy, all of which are first being sent or given to the shareholders of the Company on August 26, 1997. The Annual Report is not to be regarded as proxy solicitation material.

                          REVOCATION OF PROXY

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the person giving the proxy has the power to revoke it at any time before it has been exercised by executing a new proxy or filing a written request to revoke with the Secretary of the Company.

                             QUORUM AND VOTING

     In accordance with the Bylaws of the Company, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present or represented. At any such adjournment meeting at which a quorum is present or represented, any business may be transacted at the meeting as originally notified.

     On each matter submitted to a vote of the shareholders at the meeting or any adjournment thereof , each shareholder shall be entitled to one vote in person or by proxy for each share of Common Stock owned of record as of the close of business of August 8, 1997.

                          SOLICITATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of solicitation of the proxies for the 1997 Annual Meeting, including the cost of mailing, will be borne by the Company.

     In addition to the use of the mails, the Company may request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies, and the Company will reimburse such person for their expense in so doing.

     To the extent necessary in order to assure sufficient representation at the 1997 Annual Meeting, officers and regular employees of the Company and others regularly retained by the Company, at no additional compensation, will request the return of the proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received and shareholders are urged to send their proxies without delay. In addition, the Company may make arrangements with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of the Company's stock. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

               VOTING RIGHTS, ACTION TO BE TAKEN UNDER PROXY
                        AND PRINCIPAL SHAREHOLDERS

     The proxy which is enclosed with this Proxy Statement and Notice of Meeting, contains a space where each shareholder may indicate whether the shareholder chooses to vote his or her shares in favor of, against or withhold his vote in, the election of each of the six persons nominated for election as director. If the proxy is returned to the Company and the shareholder specifies how the proxy is to be voted, it will be voted in accordance with this instruction. If the proxy is returned to the Company and no indication is given as to how the proxy is to be voted, the proxy will be voted in the favor of the election as directors of the six persons nominated. A proxy may be revoked at any time before it is exercised either by furnishing the Secretary of the Company written notice of revocation, by properly executing and submitting a subsequently dated proxy or by attending the meeting and voting in person. There are no matters to be acted upon which give rise to rights of appraisal or similar rights of dissenting shareholders under applicable state law.

     The close of business on August 8, 1997 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the annual meeting of shareholders. On that date there were outstanding and entitled to vote at the meeting 1,056,191 shares of the Company's common stock, $0.33 1/3 per value (the "Common Stock"), constituting all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote. As of that date, to the knowledge of the management of the Company the table below shows the total number of shares and percent beneficially owned by shareholders owning more than five percent of the Company's common stock.

                                                Amount
                  Name and Address           and Nature of
                    of Beneficial              Beneficial        Percent
Title of Class          Owner                   Ownership       of Class

Common Stock      Howard B. Wolf(1)          254,729 (Direct)      24.1
                  3809 Parry Avenue
                  Dallas, Texas 75226-1753

Common Stock      Robert D. Wolf             161,289 (Direct)      15.3
                  3809 Parry Avenue
                  Dallas, Texas 75226-1753

(1) Mr. Wolf disclaims any beneficial interest in 40,600 shares that are held of record by him as trustee for certain private charitable foundations created by him. In addition, Lois C. Wolf (wife of Howard B.
Wolf) owns 42,665 shares over which she has sole voting and investment powers. (See also footnote page 3).

     As of August 8, 1997 the following table shows the number of shares beneficially owned by each of the directors and nominees and by all directors and officers of the Company as a group.

                                       Amount and Nature
         Name of                         of Beneficial            Percent
     Beneficial Owner                     Ownership (1)           of Class

Creed L. Ford III                         1,000 (Direct)             .1
Eugene K. Friesen                        36,580 (Direct)            3.5
Joel Held                                     -                       -
Juan M. Villamizar                            -                       -
Howard B. Wolf (2)(3)                   254,729 (Direct)           24.1
Robert D. Wolf (2)(4)                   161,289 (Direct)           15.3
All officers and directors as
  a group (6 persons)(2)(3)(4)          453,598                    42.9

(1) The persons listed have the sole power to vote and dispose of the shares owned of record by them except as noted below.

(2) Howard B. Wolf is the father of Robert D. Wolf. Each of such persons wholly disclaims any beneficial ownership of shares owned by the other.

(3) Lois C. Wolf (wife of Howard B. Wolf) owns 42,665 shares over which she has sole voting and investment powers. In addition to the 254,729 shares 40,600 shares are owned by an "affiliate" of Mr. Wolf as that term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, and are held of record by Mr. Wolf as trustee for certain private charitable foundations created by him. Mr. Wolf disclaims any beneficial interest in such shares.

(4) Includes 1,000 shares held as trustee for his daughter (see also footnote 2 above).

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change in control of the Company.

                    NOMINEES AND ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, action will be taken at the annual meeting to elect six Directors to hold office until the annual meeting of shareholders in 1998 or until their successors have been duly elected and qualified. The Company recommends that the shareholders elect each of the following six persons who are management's nominees, to serve as Directors of the Company, all for whom are presently serving as directors and whose current terms expire on September 16, 1997. The table following sets forth the name of each person nominated for election as a Director, all other positions with the Company presently held, the principal occupation or employment of the nominee, the period during which the nominee has served as a Director of the Company and other directorships of publicly held companies served by the nominees. Each of the nominees named has been engaged in the principal occupation of employment indicated during the past five years.

Nominee and                           Served as
Principal                             Director         Other
Occupation                     Age     Since        Directorships

Creed L. Ford III(2)           44      1992                 None
 (1996 - 1997)
 Chief Executive Officer
  Kona Restaurant Group
 (1992 - 1996)                                       (1992 - 1996)
 Executive Vice President                     Brinker International, Inc.
  Brinker International, Inc.                  (Operator of Restaurants)

Eugene K. Friesen (1)          65      1975                 None
 Senior Vice President
 & Treasurer,
  Howard B. Wolf, Inc.

Joel Held (2)                  58      1984                 None
 Attorney at Law
  Arter & Hadden

Juan M. Villamizar             44      1985                 None
 Purchasing Executive,
  Howard B. Wolf, Inc.

Howard B. Wolf (1)             78      1952                 None
 Chairman of the Board,
  Howard B. Wolf, Inc.

Robert D. Wolf (1)             44      1981                 None
 President,
  Howard B. Wolf, Inc.

(1) Member of Executive Committee
(2) Member of Audit Committee.

     Employees of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors receive per annum a retainer fee of $9,600 and reimbursement of medical expenses up to $1,620.

     During the 1997 fiscal year the Board of Directors held four meetings. All members attended at least 75 percent of the total number of meetings. The Executive Committee (which has the authority to act on most matters in the business and affairs of the Company requiring Board action) held four meetings during the year which were attended by all members.

     The Board of Directors of the Company does not have a standing compensation or nominating committee or a committee which performs similar functions.

     Audit Committee members appointed by the Board of Directors on September 17, 1996, consisting of Joel Held, Chairman and Creed L. Ford III, held two meetings during the 1997 fiscal year, which were attended by all members. The Audit Committee considered the comments of the independent auditors with respect to internal accounting controls, recommended the appointment of the independent auditors and reviewed the scope of the annual audit.

     If any nominee for election as a director named herein becomes unable or unwilling to accept election, the proxy holders will vote for the election in his stead of such other person as the Company's Board of Directors recommends. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and each nominee has expressed to management his intention to serve the entire term for which election is sought. To be elected a director, each nominee must receive the favorable vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER
  TRANSACTIONS WITH MANAGEMENT AND OTHERS

The following tables set forth compensation paid to or for the benefit of the executive officers (3) named below in 1997, 1996, 1995

SUMMARY COMPENSATION TABLE
                                     Annual Compensation
  (a)                     (b)         (c)        (d)              (e)
                                                             Other Annual
Name and                 Fiscal      Salary      Bonus       Compensation
Principal Position        Year         $           $              $

Robert D. Wolf           1997       170,000     62,889          17,500
 President (Chief        1996       185,000     15,588          16,500
 Executive Officer)      1995       175,000     60,872          16,500

Howard B. Wolf           1997       150,000     55,871          15,600
 Chairman of             1996       170,000     15,269          15,600
 the Board               1995       165,000     60,680          15,600

Eugene K. Friesen        1997       105,000     42,684          10,650
 Senior Vice President   1996       110,000      8,115          10,650
 & Treasurer (Chief      1995       105,500     51,436          10,650
 Financial Officer)

SUMMARY COMPENSATION TABLE (continued)
                                         Long Term Compensation
                                         Awards        Payouts
  (a)                     (b)        (f)        (g)       (h)       (i)
                                                                    All
                                   Restricted                      Other
                                     Stock                LTIP   Conpen-
  Name and               Fiscal     Award(s)  Options/   Payouts sation
Principal Position        Year        $       SARs(#)       $    ($)(1)

Robert D. Wolf            1997        -           -         -         -
 President (Chief         1996        -           -         -         -
 Executive Officer)       1995        -           -         -         -

Howard B. Wolf            1997        -           -         -     23,016
 Chairman of              1996        -           -         -     23,016
 the Board                1995        -           -         -     23,016


Eugene K. Friesen         1997        -           -         -         -
 Senior Vice President    1996        -           -         -         -
 & Treasurer (Chief       1995        -           -         -         -
 Financial Officer)

(1) All Other Compensation consists of a premium paid for a life insurance policy insuring the life of Howard B. Wolf and payable to a beneficiary designated by him.

     Except as mentioned herein, and as previously discussed elsewhere in this section, there are no presently outstanding contracts or arrangements for present or future cash compensation by the Company to any of its officers or directors.

     The Company provides automobiles or allowances to certain of its officers and executives for use in the performance of their duties. Personal use of the automobiles, if any, is estimated to be insignificant.

     The Company maintains memberships in several private clubs which are used for sales and business related meetings by certain of its officers and executives. In those cases where such clubs are used for personal use, the Company is reimbursed by the individual for any personal charges incurred.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The objectives of the Company's executive compensation policies are to provide its executives with a competitive compensation package and link compensation to the achievement of Company business objectives and the enhancement of shareholder value. The executive compensation program is composed of (a) base salary, (b) annual incentive bonus, and (c) other compensation. Base salaries of the executive officers are annually reviewed. In determining appropriate salary adjustments, consideration is given to the level of responsibility, experience, individual and company performance and the competitiveness of the executive's compensation. Annual incentive bonuses are provided to reward performance against established objectives. The board of directors selects performance measures designed to provide executive officers incentives to achieve certain profitability goals. Other compensation generally consists of tax assistance, medical reimbursement and normal miscellaneous perks.

     In fiscal 1997 the Chief executive Officer's salary was decreased approximately eight percent. The incentive bonus was calculated on the basis of company profits in excess of a set amount. The Board of Directors determines base salaries, establishes the criteria for incentive bonuses and sets other compensation each year at their annual meeting in September. The fiscal 1998 executive compensation program has not yet been established.

                                                       Board of Directors

STOCK PERFORMANCE GRAPH

     The line graph shown below sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ending May 31, 1997 compared with the cumulative total returns at the American Stock Exchange Index and a peer index (women's, misses' & juniors' outerwear). The peer group includes the following securities: Benetton Group Spa, Adr., Biscayne Apparel, Inc., Chaus Bernard, Inc., Cherokee, Inc., Cygne Designs, Inc., Donna Karan Int. Inc., Donnkenny, Inc., Guess, Inc., Jalate, Ltd., Jim Couture, Inc., Jones Apparel Group, Inc., Kellwood Co., Liz Claiborne, Inc., Nitches, Inc., Oak Hill Sportswear, Corp., Sirena Apparel Group, Inc., and Wolf, Howard B. Inc. The comparison assumes $100 was invested on June 1, 1992 in the Company's Common Stock and that all dividends were reinvested.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG HOWARD B. WOLF, INC.
                 AMEX MARKET INDEX AND SIC CODE INDEX

            $400
            $350
            $300
            $250
            $200                          W
            $150        W     W    WA     A    WAS
            $100 *      A     A           S
            $ 50        S     S     S
            $  0
                       1993  1994  1995  1996  1997

         W-HOWARD B WOLF,INC A-AMEX MARKET INDEX S-SIC CODE INDEX

        (*ASSUMES $100 INVESTED ON JUNE 1, 1992.  ASSUMES DIVIDEND
               REINVESTED.  FISCAL YEAR ENDING MAY 31, 1997)

                RELATIONSHIP WITH INDEPENDENT AUDITORS

     Lane Gorman Trubitt, L.L.P. was the independent auditor for the Company for the fiscal year ended May 31, 1997. The firm has performed the annual audit for the Company for more than five years. The appointment of Lane Gorman Trubitt, L.L.P. was recommended by the audit committee.

     A representative of Lane Gorman Trubitt, L.L.P. is expected to be present at the annual meeting of shareholders. The representative will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     Services performed by Lane Gorman Trubitt, L.L.P. included the examination and report on the current financial statements, services related to filings with the Securities and Exchange Commission, meeting with the Audit Committee and tax review services. All services provided were approved prior to the rendering of such services, and the Board of Directors deemed such services to have no effect on the independence of such firm.

     The independent auditor for the Company for the current fiscal year will be selected by the Board of Directors at their annual meeting, which will be held immediately following the annual meeting of shareholders.

     There were no other relationships or related transactions with management or any related party.

               SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     The 1998 Annual Meeting of Shareholders is presently planned to be held on or about September 15, 1998. A Proxy Statement and Notice of each such meeting will be mailed to all shareholders of record approximately one month prior to that date. Any shareholder who desires to present proposals at said annual meeting and to have such proposals set forth in the Proxy Statement must submit the proposals in writing to be received by the Company at its corporate office not later than May 8, 1998. All shareholders proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.
                                  GENERAL

     As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of Directors. With respect to any other business which may properly come before the meeting or any adjournment thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

     Copies of the Annual Report on Form 10-K to the Securities and Exchange Commission are available to shareholders upon written request to the Treasurer, Howard B. Wolf, Inc.,3809 Parry Avenue, Dallas, Texas 75226-1753.

                                      By Order of the Board of Directors


                                      HOWARD B. WOLF
                                      Chairman of the Board
Dallas, Texas
August 26, 1997